UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

On November 5, 2025, the board of directors of Perfect Moment Ltd. (the “Company”) established January 14, 2026, as the date for its annual meeting of stockholders for the 2026 fiscal year (the “Annual Meeting”). The Annual Meeting will be held solely online by remote communication, in virtual only format. The record date for stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof is November 21, 2025.

Pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended, the deadline for stockholder nominations or proposals for consideration at the Annual Meeting is set forth below. The Company is filing this Current Report on Form 8-K to inform stockholders of the deadline for receipt of Rule 14a-8 stockholder proposals that is a reasonable time before the Company expects to begin to print and send its proxy materials. Stockholder proposals must comply with the Company’s Amended and Restated Bylaws and the Securities and Exchange Commission’s rules regarding the inclusion of stockholder proposals in proxy materials.

Additionally, stockholders who wish to submit a proposal or director nomination for consideration at the Annual Meeting, other than pursuant to Rule 14a-8, must comply with the procedures set forth in the Company’s Amended and Restated Bylaws, including delivering proper notice in writing to the Company’s Secretary at its principal executive offices not later than the tenth (10th) day following the date of public disclosure of the date of the Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is delivered to or mailed to and received by the Company’s Secretary at 244 Fifth Avenue, Suite 1219, New York, NY, 10001 not later than the close of business on November 17, 2025, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its notice and access of proxy materials. Such proposals must comply with all applicable procedures and requirements of Rule 14a-8. Any stockholder who intends to submit a director nomination or who intends to submit a proposal regarding any other matter of business at the Annual Meeting other than in accordance with Rule 14a-8 or otherwise must similarly make sure that such nomination or proposal and related notice, including any notice on Schedule 14N, comply with the rules and regulations promulgated under the Exchange Act and the Company’s Amended and Restated Bylaws, and are delivered to, or mailed and received at, the Company’s principal executive offices on or before the close of business on November 17, 2025. Any director nominations and stockholder proposals received after the November 17, 2025 deadline will be considered untimely and will not be considered for inclusion in the proxy material for the Annual Meeting nor will they be considered at the Annual Meeting.

In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than November 15, 2025, which is 60 calendar days prior to the Annual Meeting.

All stockholder proposals must be received by the Company at its principal executive offices located at 244 Fifth Avenue, Suite 1219, New York, NY 10001 addressed to the Secretary of the Company and must comply with applicable Delaware law, the rules and regulations promulgated by the SEC and the procedures set forth in the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 10, 2025	PERFECT MOMENT LTD.

		By:	/s/ Jane Gottschalk
Jane Gottschalk
President